EXHIBIT  4



                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

                                                CUSIP  NO.  854398  10  4


NUMBER
SHARES
                                    STANFORD
                                 MANAGEMENT LTD.

                   Authorized Common Stock: 25,000,000 Shares
                               Par Value:  $0.001

THIS  CERTIFIES  THAT


IS  THE  RECORD  HOLDER  OF


                -Shares of STANFORD MANAGEMENT LTD. Common Stock -

transferable  on  the  books  of the Corporation in person or by duly authorized
attorney  upon  surrender  of  this  Certificate  properly  endorsed.   This
Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

/s/    "Philip  Yee"                    (SEAL)               /s/  "Philip  Yee"
--------------------                                         ------------------
     Secretary                                               President


Not  valid  unless
countersigned                 Countersigned  Registered:
By  transfer  agent       NEVADA  AGENCY  AND  TRUST  COMPANY      By
                          50  WEST  LIBERTY STREET, SUITE 88         Authorized
                              RENO,  NEVADA,  89501                  Signature